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                                                                     EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of this 30th day of May, 2003, by and between CUMBERLAND NATIONAL BANK, a national banking association (hereinafter "Cumberland"), COMMUNITY NATIONAL BANCORPORATION, a Georgia corporation (hereinafter "Community"), THE HERITAGE BANK, a Georgia banking corporation (hereinafter "Heritage"), and LIBERTY SHARES, INC., a Georgia corporation (hereinafter "Liberty").


                                R E C I T A L S:

         WHEREAS, the respective boards of directors of Cumberland, Community, Heritage and Liberty deem it advisable and in the best interests of each such entity and their respective shareholders that Cumberland merge with Heritage (the "Merger"), with Heritage being the surviving bank and with all of the issued and outstanding shares of common stock, $5.00 par value per share, of Cumberland ("Cumberland Stock") being surrendered to Heritage in exchange for the Aggregate Offering Price (as defined below in Section 2.2), all upon the terms and conditions hereinafter set forth and as set forth in the Agreement and Plan of Merger attached hereto as Exhibit A and incorporated herein by reference (the "Merger Agreement");

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which as legally sufficient consideration are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                     CLOSING

         The transactions contemplated herein shall be consummated (the "Closing") at the offices of Powell, Goldstein, Frazer & Murphy LLP 191 Peachtree Street, NE, 16th Floor, Atlanta, Georgia, on the third business day following receipt of all approvals from governmental authorities having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement, and the expiration of any waiting or similar period required by applicable law (the "Closing Date"), or at such other time and place as may be mutually satisfactory to the parties hereto.

                                   ARTICLE II

                                     MERGER

         2.1 MERGER OF CUMBERLAND WITH AND INTO HERITAGE. (a) Upon the terms and subject to the conditions of this Agreement and in consideration of the Aggregate Offering


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Price (as defined in Section 2.2), to be paid by Heritage to Community at the
Closing, on the Effective Date Cumberland and Heritage shall be merged in accordance with and in the manner set forth in the Merger Agreement. The surviving bank following the Merger will operate under the Articles of Incorporation of Heritage and Liberty will continue to be the parent holding company of Heritage.

                  (b) Notwithstanding Section 2.1(a), or any other provisions or recital of this Agreement or the Merger Agreement, the parties agree that, upon the advice of counsel of Heritage and Liberty, the manner of effecting or carrying out the transactions contemplated by this Agreement and the Merger Agreement may, for tax or regulatory purposes, be changed, altered, or amended in writing at any time before Closing, and that Cumberland and Community each agree to fully cooperate with any reasonable request of Heritage and Liberty in furtherance of any such change, alteration, or amendment.

         2.2 ADJUSTMENT TO AGGREGATE OFFERING PRICE. (a) The aggregate consideration for the Merger shall be $3,400,000 (the "Aggregate Offering Price"), subject to adjustment as hereinafter provided. The Aggregate Offering Price shall be due and payable in immediately available funds on the Closing Date.

                  (b) If the total shareholders' equity shown on the Closing Financial Statements (as defined in Section 3.12) of Cumberland is less than its total shareholders' equity as of March 31, 2003 (the "First Quarter Equity Amount"), as reported in the Cumberland Financial Statements (as defined in Section 4.2.6), by more than $235,000, then the Aggregate Offering Price shall be reduced, dollar for dollar, in the amount equal to the difference between (i) the First Quarter Equity Amount, less $235,000, and (ii) the amount of total shareholders' equity set forth in the Closing Financial Statements.

                  (c) The Closing Financial Statements shall become final upon all parties to this Agreement in the event Liberty and Heritage, individually or collectively, do not give Community written notice at Closing of any disagreement with the Closing Financial Statements (a "Notice of Disagreement"). In the event Liberty or Heritage provides a Notice of Disagreement to Community as permitted in this Section 2.2, the parties agree to use their best efforts to resolve the disagreements raised. If such disagreements cannot be resolved by the parties within thirty (30) days after the Closing Date, the parties agree that Hancock, Askew & Co., LLP (or other comparable accounting firm agreed upon by the parties) will conduct an independent review of the Closing Financial Statements to determine total shareholders' equity of Cumberland as of the ending period of the Closing Financial Statements. If the total shareholders' equity of Cumberland, as determined by Hancock, Askew & Co., LLP (or other comparable accounting firm), results in an adjustment to the Aggregate Offering Price that is fifteen percent (15%) or more than the adjustment amount calculated under the Closing Financial Statements delivered by Cumberland prior to the Closing, Community shall bear any and all costs and expenses associated with or arising out of Hancock, Askew & Co., LLP's (or other comparable accounting firm's) review and determination of the adjustment amount and any reasonable fees, costs, or expenses incurred by Liberty or Heritage in the collection of the adjustment amount. The parties agree that the determination by Hancock, Askew & Co., LLP (or other comparable accounting firm) shall be final and binding upon the parties and enforceable in a court of competent jurisdiction. Any adjustment payment shall be due and payable by


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Community within two (2) business days after final resolution of the Closing
Financial Statements. The method of payment of the adjustment amount shall be in accordance with the reasonable instructions of Heritage or Liberty.

                                   ARTICLE III

                                OTHER AGREEMENTS

         3.1 ABSENCE OF BROKERS. Except as disclosed in the Cumberland Disclosure Memorandum (as defined in Section 4.1), each party hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby. Community and Liberty each agree to indemnify each other (and their respective affiliates) and hold each other (and their respective affiliates) harmless from any claim or demand for commissions or other compensation by any broker, finder, financial consultant or similar agent, whether or not described in the Cumberland Disclosure Memorandum, claiming to have been employed by or on behalf of such indemnifying party or an affiliate of such party. This Section 3.1 shall survive the Closing and the consummation of the Merger.

         3.2 ACCESS TO PROPERTIES, BOOKS, ETC. Cumberland and Community shall allow Heritage and Liberty and their authorized representatives full access during normal business hours from and after the date hereof and prior to the Closing Date to all of the respective properties, books, contracts, commitments and records of or pertaining to Cumberland and shall furnish to Heritage and Liberty and their authorized representatives such information concerning Community's affairs and the affairs of its subsidiaries, which is reasonably related to the transactions contemplated by this Agreement. Cumberland and Community shall cause their respective personnel, employees and other representatives to assist Heritage and Liberty in making any such investigation. During such investigation, Liberty and Heritage and their authorized representatives, subject to Section 3.3, shall have the right to make copies of such records, files, tax returns and other materials as it may deem advisable. No investigation made heretofore or hereafter by Liberty and Heritage and their authorized representatives shall affect the representations and warranties of either such party hereunder.

         3.3 CONFIDENTIALITY. Prior to consummation of the Merger, the parties to this Agreement will share information which may be deemed by each party providing the information to be confidential. The parties agrees that they will hold confidential and protect all information provided to them by another party to this Agreement or such party's affiliates, except that the obligations contained in this Section 3.3 shall not in any way restrict the rights of any party or person to use information that (i) was known to such party prior to the disclosure by the other party; (ii) is or becomes generally available to the public other than by breach of this Agreement; or (iii) otherwise becomes lawfully available to a party to this Agreement on a nonconfidential basis from a third party who is not under an obligation of confidence to the party providing such information. If a party is requested or required by a governmental authority or agency (by oral questions, interrogatories, requests for information or documents, subpoena, civil/criminal investigative demand or similar process) to disclose any information supplied by an unaffiliated party, the requested party will provide such affected party with prompt notice of such request(s) so that the affected party may seek an appropriate protective order and/or


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waive the requested party's compliance with this Section 3.3 as to the requested information. It is further agreed that if in the absence of a protective order or the receipt of a waiver hereunder and the requested party is nonetheless, in the opinion of its legal counsel and despite the requested party's best efforts, compelled to disclose any such information to a tribunal or else stand liable for contempt or suffer other censure or penalty, the requested party may disclose such information without liability hereunder, provided that the disclosure is limited to that which is necessary to avoid the sanctions herein described. If this Agreement is terminated prior to the Closing, each party hereto agrees to return all documents, statements and other written materials, whether or not confidential, and all copies thereof, provided to it by or on behalf of an unaffiliated party to this Agreement. The provisions of this
Section 3.3 shall survive termination, for any reason whatsoever, of this Agreement, and, without limiting the remedies of any party hereto in the event of any breach of this Section 3.3, each party hereto will be entitled to seek injunctive relief against another party in the event of a breach or threatened breach of this Section 3.3.

         3.4 FULL COOPERATION. The parties shall cooperate fully with each other in connection with any acts or actions required to be taken as part of their respective obligations under this Agreement.

         3.5 EXPENSES. All of the expenses incurred by Liberty or Heritage in connection with the authorization, preparation, execution and performance of this Agreement and the Merger Agreement including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants and the fees and expenses related to all regulatory applications with state and federal authorities in connection with the transactions contemplated hereby and thereby, shall be paid by Liberty or Heritage, as the case may be. All expenses incurred by Cumberland or Community in connection with the authorization, preparation, execution and performance of this Agreement and the Merger Agreement, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants and the cost of reproducing and mailing any proxy materials, shall be paid by Community.

         3.6 PRESERVATION OF GOODWILL. Cumberland shall (and Community shall cause Cumberland) to use its best efforts to preserve its business organization and the business organization of its subsidiaries, if any, to keep available the services of its present employees (unless otherwise provided for herein) and of the present employees of its subsidiaries, and to preserve the goodwill of customers and others having business relations with such party or its subsidiaries.

         3.7 APPROVALS AND CONSENTS. Each party hereto represents and warrants to and covenants with the other that it will use its best efforts, and will cause its officers, directors, employees and agents and its subsidiaries and any subsidiary's officers, directors, employees and agents to use their best efforts, to obtain as soon as is reasonably practicable all approvals and consents of state and federal departments or agencies required or deemed necessary for consummation of the transactions contemplated by this Agreement and the Merger Agreement.

         3.8 AGREEMENT BY COMMUNITY EXECUTIVE OFFICERS AND DIRECTORS. Each of the directors and executive officers of Community will, contemporaneously with the execution of this Agreement, execute and deliver to Heritage and Liberty an agreement, the form of which


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is attached hereto as Exhibit B, pursuant to which each of them agrees, subject to their fiduciary duty, (i) to recommend to Community shareholders approval of the Merger, and (ii) to vote the capital stock of Community owned or controlled by them in favor of the Merger.

         3.9 PRESS RELEASES. Prior to the Effective Date, the parties shall agree with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section 3.9 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party's disclosure obligations imposed by law.

         3.10 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Date, officers and employees of Cumberland who continue employment with Heritage shall be offered employee benefits on terms and conditions which, when taken as a whole, are substantially similar to those then currently provided by Heritage to its other similarly situated officers and employees. For purposes of eligibility to participate and any vesting determinations in connection with the provision of any such employee benefits, service with Cumberland prior to the Effective Date shall be counted. Other than those employment, severance, consulting, option and other contracts of a compensatory nature specifically disclosed in the Cumberland Disclosure Memorandum (as defined in Section 4.1) and entered into between Cumberland and/or Community and any current or former director, officer, employee, or consultant thereof, no contracts of the types described shall be deemed to be assumed by Liberty or Heritage by reason of this Section 3.10.

         3.11 PROXY STATEMENT. Community and Cumberland agree not to take any action or fail to take any action in connection with any proxy statement or other document, form or report filed with the Securities and Exchange Commission pursuant to any federal securities law, statute, rule, or regulation applicable to Community and/or Cumberland as a result of the transactions contemplated by this Agreement and/or the Merger Agreement which causes the shareholders of Community to vote on the approval of this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby after November 13, 2003.

         3.12 CLOSING FINANCIAL STATEMENTS OF CUMBERLAND. Prior to the Closing, Cumberland shall provide to Heritage an income statement for the period beginning on the date of this Agreement and ending as of a date within three (3) business days prior to the Closing and a balance sheet as of the ending date of the closing income statement required to be delivered under this Section 3.12, each of which shall be prepared in accordance with generally accepted accounting principles (collectively, the "Closing Financial Statements"). Notwithstanding the generality of the foregoing, the parties agree that the Closing Financial Statements shall exclude, unless otherwise agreed to in writing, any costs, fees, expenses, or taxes resulting from the transactions contemplated by this Agreement, including (without limitation) any legal, accounting, broker, or other professional fees paid in the preparation or negotiation of this Agreement and its contemplated transactions (as such costs, fees, expenses, or taxes shall be paid by Community and not out of the assets of Cumberland), any action or inaction of Cumberland or Community which was taken or not taken, as the case may be, in violation of any their respective covenants agreed to under this Agreement or other related agreements, or resulting from the settlement of any intercompany accounts with any affiliate of Cumberland.
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                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF CUMBERLAND AND COMMUNITY

         As an inducement to Liberty and Heritage to enter into this Agreement and to consummate the transactions contemplated hereby, Cumberland and Community represents, warrants, covenants and agrees as follows:

         4.1 CUMBERLAND DISCLOSURE MEMORANDUM. Cumberland has delivered to Heritage a memorandum (the "Cumberland Disclosure Memorandum") containing certain information regarding Cumberland as indicated at various places in this Agreement. All information set forth in the Cumberland Disclosure Memorandum or in documents incorporated by reference in the Cumberland Disclosure Memorandum is true, correct and complete, does not omit to state any fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of Cumberland under this Article IV. The information contained in the Cumberland Disclosure Memorandum shall be deemed to be part of and qualify all representations and warranties contained in this Article IV and the covenants in
Article V to the extent applicable. All information in each of the documents and other writings furnished to Liberty or Heritage pursuant to this Agreement or the Cumberland Disclosure Memorandum is or will be true, correct and complete and does not and will not omit to state any fact necessary in order to make the statements therein not misleading. Cumberland shall promptly provide Liberty and Heritage with written notification of any event, occurrence or other information necessary to maintain the Cumberland Disclosure Memorandum and all other documents and writings furnished to Liberty or Heritage pursuant to this Agreement as true, correct and complete in all material respects at all times prior to and including the Closing.

         4.2      CORPORATE AND FINANCIAL.

                  4.2.1 AUTHORITY. Subject to the approval of various federal and state regulators and any requisite shareholder approval, the execution, delivery and performance of this Agreement and the other transactions contemplated or required in connection herewith will not, with or without the giving of notice or the passage of time, or both, (a) violate any provision of federal or state law applicable to Cumberland or Community, the violation of which could be reasonably expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Cumberland; (b) violate any provision of the articles of incorporation/association or bylaws of Cumberland or Community; (c) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement, or commitment to which Cumberland or Community is a party, which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Cumberland; or (d) constitute a violation of any order, judgment or decree to which Cumberland or Community is a party, or by which Cumberland, Community, or their respective assets or properties are bound. This Agreement constitutes a valid and binding obligation of Cumberland and Community, and is enforceable in accordance with its terms, except as limited by laws affecting creditors' rights generally and by the discretion of courts to compel specific performance.

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                  4.2.2    CORPORATE STATUS. Cumberland is a national
association duly organized and validly existing under the laws of the United States of America and Cumberland has no direct or indirect subsidiaries. Cumberland has all of the requisite corporate power and authority and is entitled to own or lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is now conducted.

                  4.2.3 CAPITAL STRUCTURE. (a) As of the date hereof, Cumberland has 400,000 issued and outstanding shares of capital stock, par value $5.00 per share. All of the issued and outstanding shares of Cumberland Stock are duly and validly issued, fully paid and non-assessable and were offered, issued and sold in compliance with all applicable federal and state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of Cumberland Stock previously issued. None of the shares of Cumberland Stock have been issued in violation of any preemptive or other rights of its shareholders. All of the issued and outstanding shares of Cumberland Stock are owned, free and clear of any lien or other encumbrance, by Community.

                  (b) Cumberland does not have outstanding any securities which are either by their terms or by contract convertible or exchangeable into capital stock of Cumberland, or any other securities or debt, of Cumberland, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock. Cumberland is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register, any shares of its capital stock.

                  (c) There is no agreement, arrangement or understanding to which Cumberland is a party restricting or otherwise relating to the transfer of any shares of capital stock of Cumberland.

                  (d) All shares of common stock or other capital stock, or any other securities or debt, of Cumberland, which have been purchased or redeemed by Cumberland have been purchased or redeemed in accordance with all applicable federal, state and local laws, rules, and regulations, including, without limitation, all federal and state securities laws and rules and regulations of any securities exchange or system on which such stock, securities or debt are, or at such time were, traded, and no such purchase or redemption has resulted or will, with the giving of notice or lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of Cumberland.

                  4.2.4 CORPORATE RECORDS. The stock records and minute books of Cumberland, whether heretofore or hereafter furnished or made available to Liberty and/or Heritage, (a) fully and accurately reflect all issuances, transfers and redemptions of Cumberland Stock, (b) correctly show the record addresses and the number of shares of such stock issued and outstanding on the date hereof held by the shareholders of Cumberland, (c) correctly show all corporate action taken by the directors and shareholders of Cumberland (including actions taken by consent without a meeting) and (d) contain true and correct copies or originals of the


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respective articles of association and all amendments thereto, bylaws as amended and currently in force, and the minutes of all meetings or consent actions of its directors and shareholders. No resolutions, regulations or bylaws have been passed, enacted, consented to or adopted by such directors or shareholders except those contained in the minute books. All corporate records have been maintained in accordance with all applicable statutory requirements and are complete and accurate.

                  4.2.5 TAX RETURNS; TAXES. (a) Cumberland and Community have delivered to Heritage and/or Liberty all federal and state tax returns and reports filed by Cumberland and Community since December 31, 2000. Cumberland and Community each have duly filed (i) all required federal and state tax returns and reports, and (ii) all required returns and reports of other governmental units having jurisdiction with respect to taxes imposed upon their incomes, properties, revenues, franchises, operations or other assets or taxes imposed which might create a material lien or encumbrance on any of such assets or affect materially and adversely their business or operations. To the knowledge of Cumberland or Community, such returns or reports are, and when filed will be, true, complete and correct, and Cumberland and/or Community has paid, to the extent such taxes or other governmental charges have become due, all taxes and other governmental charges set forth in such returns or reports. To the knowledge of Cumberland or Community, all federal, state and local taxes and other governmental charges paid or payable by Cumberland and/or Community have been paid, or have been accrued or reserved on Cumberland's books and financial statements in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. To the knowledge of Cumberland or Community, adequate reserves for the payment of taxes have been established on the books and financial statements of Cumberland for all periods through the date hereof, whether or not due and payable and whether or not disputed. Until the Closing Date, Cumberland shall continue to provide adequate reserves for the payment of expected tax liabilities in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. Cumberland (and Community as it pertains or effects the continued operations and business of Cumberland) has not received any notice of a tax deficiency or assessment of additional taxes of any kind and, to the knowledge of Cumberland or Community, there is no threatened claim against Cumberland, or to the knowledge of Cumberland or Community, any basis for any such claim, for payment of any additional federal, state, local or foreign taxes for any period prior to the date of this Agreement in excess of the accruals or reserves with respect to any such claim shown in the Cumberland Financial Statements (described in Section 4.2.6 below) or disclosed in the notes with respect thereto. There are no waivers or agreements by Cumberland or Community for the extension of time for the assessment of any taxes. The federal income tax returns of Cumberland and Community have not been examined by the Internal Revenue Service for any period since its inception.

                  (b) Except as set forth in the Cumberland Disclosure Memorandum, to the knowledge of Cumberland or Community, proper and accurate amounts have been withheld by Cumberland from its employees for all periods in full and complete compliance with the tax withholding provisions of applicable federal, state and local tax laws, and proper and accurate federal, state and local tax returns have been filed by Cumberland and/or Community for all periods for which returns were due with respect to withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full.

                  4.2.6 FINANCIAL STATEMENTS. Cumberland has delivered to Heritage true, correct and complete copies of the audited, consolidated financial statements of Community for the years ended December 31, 2002 and 2001 (with supporting documentation and consolidating worksheets and schedules for the years ended December 31, 2002 and 2001) and, on an unaudited, unconsolidated basis, financial statements of Cumberland for the three months ended March 31, 2003, including balance sheets, statements of income, statements of shareholders' equity, statements of cash flows and related notes (collectively referred to as the "Cumberland Financial Statements"). All of such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the assets, liabilities and financial condition of Cumberland as of the dates indicated therein and the results of its operations for the respective periods then ended.

                  4.2.7 REGULATORY REPORTS. Cumberland has made available to Liberty and/or Heritage for review and inspection the Report of Condition and Report of Income and Dividends as filed by Cumberland with the Office of the Comptroller of the Currency (the "OCC"), for the quarter ended March 31, 2003 and each of the three years ended December 31, 2002, 2001 and 2000, together with all such other reports filed for the same periods with the Federal Deposit Insurance Corporation (the "FDIC") and other applicable regulatory agencies (collectively, the "Cumberland Reports"). All of the Cumberland Reports, as amended, have been prepared in accordance with applicable rules and regulations applied on a basis consistent with prior periods and contain in all material respects all information required to be presented therein in accordance with such rules and regulations.

                  4.2.8 ACCOUNTS. The Cumberland Disclosure Memorandum contains a list of each and every bank and other institution in which Cumberland maintains an account or safety deposit box, the account numbers, and the names of all persons who are presently authorized to draw thereon, have access thereto or give instructions regarding distribution of funds or assets therein.

                  4.2.9 NOTES AND OBLIGATIONS. (a) Except as set forth in the Cumberland Disclosure Memorandum or as provided for in the loss reserve described in subsection (b) below, all notes receivable or other obligations owned by Cumberland or due to it shown in the Cumberland Financial Statements and any such notes receivable and obligations on the date hereof and on the Closing Date are and will be genuine, legal, valid and collectible obligations of the respective makers thereof and are not and will not be subject to any offset or counterclaim. Except as set forth in subsection (b) below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to Liberty or Heritage for examination prior to the Closing Date. All such notes and obligations were entered into by Cumberland in the ordinary course of its business and in compliance with all applicable laws and regulations.

                  (b) Cumberland has established a loss reserve in the Cumberland Financial Statements as of the date of this Agreement and will establish a loan loss reserve as of the Closing Date which, to the best of Cumberland and Community's knowledge, is adequate (under generally accepted accounting principles and applicable federal securities laws regarding disclosure of financial information for banks and bank holding companies) to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of Cumberland to enforce the note or obligation, and the representations set forth in subsection (a) above are qualified in their entirety by the aggregate of such loss reserve.

                  4.2.10 LIABILITIES. Except as already reserved against or disclosed in the Cumberland Financial Statements, Cumberland has no debt, liability or obligation of any kind required to be shown pursuant to generally accepted accounting principles on the Cumberland Financial Statements, whether accrued, absolute, known or unknown, contingent or otherwise, including, but not limited to (a) liability or obligation on account of any federal, state or local taxes or penalty, interest or fines with respect to such taxes, (b) liability arising from or by virtue of the distribution, delivery or other transfer or disposition of goods, personal property or services of any type, kind or variety, (c) unfunded liabilities with respect to any pension, profit sharing or employee stock ownership plan, whether operated by Cumberland or any other entity covering employees of Cumberland, or (d) environmental liabilities.

                  4.2.11 ABSENCE OF CHANGES. Except as specifically provided for in this Agreement or specifically set forth in the Cumberland Disclosure Memorandum, since December 31, 2002:

                  (a) there has been no change in the business, assets, liabilities, results of operations or financial condition of Cumberland, or in any of its relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had, or which Cumberland or Community believes may have, a material adverse effect on such business or properties;

                  (b) there has been no material damage, destruction or loss to the assets, properties or business of Cumberland, whether or not covered by insurance, which has had, or which Cumberland or Community believes may have, an adverse effect thereon;

                  (c) the business of Cumberland has been operated in the ordinary course, and not otherwise;

                  (d) the properties and assets of Cumberland used in its business have been maintained in good order, repair and condition, ordinary wear and tear excepted;

                  (e) the books, accounts and records of Cumberland have been maintained in the usual, regular and ordinary manner; 0 (f) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of Cumberland;

                  (g) there has been no increase in the compensation or in the rate of compensation or commissions payable or to become payable by Cumberland to any director or executive officer, or to any employee earning $35,000 or more per annum, or any general increase in the compensation or in the rate of compensation payable or to become payable to employees of Cumberland earning less than $35,000 per annum ("general increase" for the purpose hereof meaning any increase generally applicable to a class or group of employees, but not including increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally to a class or group thereof), or any director, officer, or employee hired at a salary in excess of $35,000 per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee;

                  (h) there has been no change in the articles of association or bylaws of Cumberland;

                  (i) there has been no labor dispute, unfair labor practice charge or employment discrimination charge, nor, to the knowledge of Cumberland, any organizational effort by any union, or institution or threatened institution, of any effort, complaint or other proceeding in connection therewith, involving Cumberland, or affecting its operations;

                  (j) there has been no issuance, sale, repurchase, acquisition, or redemption by Cumberland of any of its capital stock, bonds, notes, debt or other securities, and there has been no modification or amendment of the rights of the holders of any outstanding capital stock, bonds, notes, debt or other securities thereof;

                  (k) there has been no mortgage, lien or other encumbrance or security interest (other than liens for current taxes not yet due or purchase money security interests arising in the ordinary course of business) created on or in (including without limitation, any deposit for security consisting of) any asset or assets of Cumberland or assumed by it with respect to any asset or assets;

                  (l) there has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by Cumberland which would be required to be reflected on a balance sheet of Cumberland prepared as of the date hereof in accordance with generally accepted accounting principles applied on a consistent basis, except as incurred in the ordinary course of business;

                  (m) no obligation or liability of Cumberland has been discharged or satisfied, other than in the ordinary course of business;

                  (n) there have been no sales, transfers or other dispositions of any asset or assets of Cumberland, other than sales in the ordinary course of business; and

                  (o) there has been no amendment, termination or waiver of any right of Cumberland under any contract or agreement or governmental license, permit or permission which has had or may have an adverse effect on its business, operations, or assets.

                  4.2.12 LITIGATION AND PROCEEDINGS. Except as set forth on the Cumberland Disclosure Memorandum, there are no actions, decrees, suits, counterclaims, claims, proceedings or governmental actions or investigations, pending or, to the knowledge of Cumberland or Community, threatened against, by or affecting Cumberland, or any officer, director, employee or agent in such person's capacity as an officer, director, employee or agent of Cumberland or relating to the business or affairs of Cumberland, in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered against or with respect thereto by any agency, arbitrator, court, commission or other authority, nor does Cumberland or Community have any unasserted contingent liabilities which might have an adverse effect on the assets or operations of Cumberland or which might prevent or impede the consummation of the transactions contemplated by this Agreement.

                  4.2.13 PROXY MATERIALS. Neither the Community proxy materials nor other materials furnished by Community to the Community shareholders in connection with the transactions contemplated by this Agreement or the Merger Agreement, or in any amendments thereof or supplements thereto, will, at the times such documents are distributed to the Community shareholders and through the acquisition of shares of Cumberland Stock by Heritage pursuant to the Merger, contain with respect to Cumberland any untrue statement of a material fact or omit to state any information required to be stated therein or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made with respect to Cumberland, not misleading.

         4.3      BUSINESS OPERATIONS.

                  4.3.1 CUSTOMERS. Cumberland or Community has no knowledge of any presently existing facts which could reasonably be expected to result in the loss of any material borrower or depositor or, subject to 4.2.9(b), in Cumberland's inability to collect amounts due therefrom or to return funds deposited thereby, except as set forth on the Cumberland Disclosure Memorandum.

                  4.3.2 PERMITS; COMPLIANCE WITH LAW. (a) Cumberland has all permits, licenses, approvals, authorizations and registrations under all federal, state, local and foreign laws required for Cumberland to carry on its business as presently conducted, and all of such permits, licenses, approvals, authorizations and registrations are in full force and effect, and no suspension or cancellation of any of them is pending or, to the knowledge of Cumberland or Community, threatened.

                  (b) Cumberland has complied with all laws, regulations, ordinances, rules, and orders applicable to it or its business, except for any non-compliance which would not have a material adverse effect on Cumberland. The Cumberland Disclosure Memorandum contains a list of any known violations of such laws, regulations, ordinances, rules or orders by any present officer, director, or employee of Cumberland, and which resulted in any order, proceeding, judgment or decree which would be required to be disclosed pursuant to Item 401(f) of Regulation S-K promulgated by the Securities and Exchange Commission. No past violation of any such law, regulation, ordinance, rule or order has occurred which could impair the right or ability of Cumberland to conduct its business.

                  (c) Except as set forth in the Cumberland Disclosure Memorandum, no notice or warning from any governmental authority with respect to any failure or alleged failure of Cumberland to comply in any respect with any law, regulation, ordinance, rule or order has been received, nor is any such notice or warning proposed or, to the knowledge of Cumberland or Community, threatened.

                  4.3.3 ENVIRONMENTAL. (a) Except as set forth in the Cumberland Disclosure Memorandum, Cumberland or Community:

                           (i) has not caused or permitted the generation, manufacture, use, handling, release or presence of, any Hazardous Material (as defined below) on, in, under or from any properties or facilities currently owned or leased by Cumberland or adjacent to any properties so owned or leased and has no knowledge of any claim or request for information regarding the environmental condition of such properties or facilities; and

                           (ii) has complied in all material respects with, and has kept all records and made all filings or reports required by, and is otherwise in compliance with any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, decree, or rule of common law (including, but not limited to, nuisance, trespass, negligence or toxic tort claims), and any judicial interpretation of any of the foregoing, which pertains to health, safety, any Hazardous Material, or the environment (including, but not limited to, ground, air, water or noise pollution or contamination, and underground or above-ground storage tanks) and any other state or federal environmental statutes, and all rules, regulations, orders and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future (hereinafter, "Environmental Laws") relating to the generation, treatment, manufacture, use, handling, release or presence of any Hazardous Material on, in, under or from any properties or facilities currently owned or leased by Cumberland; and

                           (iii) there are no above-ground or underground storage tanks, whether in use or closed, in, on or under any properties or facilities currently owned or leased by Cumberland. The Cumberland Disclosure Memorandum contains a detailed description of all above-ground or underground storage tanks removed by or on behalf of Cumberland at or from any properties or facilities currently or formerly owned or leased by Cumberland. All such tank removals were performed in accordance with applicable Environmental Laws and no soil or groundwater contamination resulted from the operation or removal of such tanks; and

                           (iv) Cumberland has delivered to Heritage true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Cumberland pertaining to Hazardous Materials in, on, or under any properties or facilities currently owned or leased by Cumberland, or concerning compliance by Cumberland or any other person for whose conduct it is or may be held responsible, with Environmental Laws.

                  (b) Except as set forth in the Cumberland Disclosure Memorandum, neither Cumberland nor any of its officers, directors, employees or agents, in the course of such individual's employment by Cumberland, has given advice with respect to, or participated in any respect in, the management or operation of any entity or concern whose business relates in any way to the generation, storage, handling, disposal, transfer, production, use or processing of Hazardous Material, nor to Cumberland's or Community's knowledge has Cumberland foreclosed on any property on which there is a release or threatened release of any Hazardous Material.

                  (c) Except as set forth in the Cumberland Disclosure Memorandum, neither Cumberland, Community, nor any of their respective officers, directors, employees, or agents, is aware of, has been told of, or has observed, the presence or release of any Hazardous Material on, in, under, or around property on which Cumberland holds a legal or security interest, in violation of, or creating a liability or potential liability under, any Environmental Law.

                  (d) The term "Hazardous Material" means any substance, whether solid, liquid or gaseous: (i) which is listed, defined or regulated as a "hazardous substance," "hazardous waste," "hazardous material" or "solid waste," or otherwise classified or regulated as dangerous, hazardous or toxic, in or pursuant to any Environmental Law; (ii) which is or contains asbestos, radon, lead, mold, any polychlorinated biphenyl, any polybrominated diphenyl ether, urea formaldehyde foam insulation, explosive or radioactive material, infectious, biological or chemical agent or substance, medical waste or motor fuel or other petroleum hydrocarbons or constituents; or (iii) which causes contamination or nuisance, or threat of the same, on any properties or facilities currently owned or leased by Cumberland or any adjacent property, or a hazard or potential harm to the public health, human health or the environment; provided, however, the term "Hazardous Material" shall not include those substances which are normally and reasonably used in full compliance with Environmental Laws in connection with the occupancy or operation of office buildings (such as cleaning fluids, and supplies normally used in the day to day operation of business offices) in amounts which do not constitute a material violation of, or could give rise to a material liability under, applicable Environmental Laws.

                  4.3.4 INSURANCE. The Cumberland Disclosure Memorandum contains a complete list and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, Cumberland or any of its officers, directors and employees, all of which are, and will be maintained through the Closing Date, in full force and effect, together with a complete list of all pending claims under any of such policies or bonds. All terms, obligations and provisions of each of such policies and bonds have been complied with, all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received. Except as set forth in the Cumberland Disclosure Memorandum, such policies and bonds provide adequate coverage to insure the properties and businesses of Cumberland and the activities of its officers, directors and employees against such risks and in such amounts as are prudent and customary. Cumberland will not as of the Closing Date have any liability for premiums or for retrospective premium adjustments for any period prior to the Closing Date. Cumberland has heretofore made, or will hereafter make, available to Heritage a true, correct and complete copy of each insurance policy and bond in effect since its inception with respect to the business and affairs of Cumberland.

         4.4      PROPERTIES AND ASSETS.

                  4.4.1 CONTRACTS AND COMMITMENTS. The Cumberland Disclosure Memorandum contains a list identifying and briefly describing all written contracts, purchase orders, agreements, security deeds, guaranties or commitments to which Cumberland is a party or by which it may be bound involving the payment or receipt, actual or contingent, of more than $25,000 or having a term or requiring performance over a period of more than ninety (90) days. Each such contract, agreement, guaranty and commitment of Cumberland is in full force and effect and is valid and enforceable in accordance with its terms, and constitutes a legal and binding obligation of the respective parties thereto and is not the subject of any notice of default, termination, partial termination or of any ongoing, pending, completed or threatened investigation, inquiry or other proceeding or action that may give rise to any notice of default, termination or partial termination. Cumberland has complied in all material respects with the provisions of such contracts, agreements, guaranties and commitments. A true and complete copy of each such document has been or will be made available to Heritage and/or Liberty for examination.

                  4.4.2 LICENSES; INTELLECTUAL PROPERTY. Cumberland has all patents, trademarks, trade names, service marks, copyrights, trade secrets and know-how reasonably necessary to conduct its business as presently conducted and, except as described in the Cumberland Disclosure Memorandum and other than any software that has been purchased by Cumberland in off-the-shelf, commercial packaging at a purchase price of Five Thousand Dollars ($5,000) or less, Cumberland is not a party, either as licensor or licensee, to any agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret or other confidential information and there are no rights of third parties with respect to any trademark, service mark, trade secrets, confidential information, trade name, patent, patent application, copyright, invention, device or process owned or used by Cumberland or presently expected to be used by it in the future. All patents, copyrights, trademarks, service marks, trade names, and applications therefor or registrations thereof, owned or used by Cumberland, are listed in the Cumberland Disclosure Memorandum. Cumberland has complied with all applicable laws relating to the filing or registration of "fictitious names" or trade names.

                  4.4.3 PERSONAL PROPERTY. Cumberland has good and marketable title to all of its personalty, tangible and intangible, reflected in the Cumberland Financial Statements (except as since sold or otherwise disposed of by it in the ordinary course of business), free and clear of all encumbrances, liens or charges of any kind or character, except (i) those referred to in the notes to the Cumberland Financial Statements as securing specified liabilities (with respect to which no default exists or, to the knowledge of Cumberland, is claimed to exist), (ii) those described in the Cumberland Disclosure Memorandum and (iii) liens for taxes not due and payable.

                  4.4.4 CUMBERLAND LEASES. (a) All leases (the "Cumberland Leases") pursuant to which Cumberland is lessor or lessee of any real or personal property (such property, the "Leased Property") are valid and enforceable in accordance with their terms; there is not under any of the Cumberland Leases any default or, to the knowledge of Cumberland or Community, any claimed default by Cumberland, or event of default or event which with notice or lapse of time, or both, would constitute a default by Cumberland and in respect of which adequate steps have not been taken to prevent a default on its part from occurring.

                  (b) The copies of the Cumberland Leases heretofore or hereafter furnished or made available by Cumberland to Heritage and/or Liberty are true, correct and complete, and the Cumberland Leases have not been modified in any respect other than pursuant to amendments, copies of which have been concurrently delivered or made available to Heritage and/or Liberty, and are in full force and effect in accordance with their terms.

                  (c) Except as set forth in the Cumberland Disclosure Memorandum, there are no contractual obligations, agreements in principle or present plans for Cumberland to enter into new leases of real property or to renew or amend existing Cumberland Leases prior to the Closing Date.

                  4.4.5 REAL PROPERTY. (a) Cumberland does not own any interest in any real property (other than as lessee) except as set forth in the Cumberland Disclosure Memorandum (such properties being referred to herein as "Cumberland Realty"). Except as disclosed in the Cumberland Disclosure Memorandum, Cumberland has good title to the Cumberland Realty and the titles to the Cumberland Realty are covered by title insurance policies providing coverage in the amount of the original purchase price, true, correct and complete copies of which have been or will be furnished to Heritage and/or Liberty with the Cumberland Disclosure Memorandum. Cumberland has not encumbered the Cumberland Realty since the effective dates of the respective title insurance policies.

                  (b) Except as set forth in the Cumberland Disclosure Memorandum, the interests of Cumberland in the Cumberland Realty and in and under each of the Cumberland Leases are free and clear of any and all liens and encumbrances and are subject to no present claim, contest, dispute, action or, to the knowledge of Cumberland or Community, threatened action at law or in equity.

                  (c) The present and past use and operations of, and improvements upon, the Cumberland Realty and all real properties included in the Leased Properties (the "Cumberland Leased Real Properties") are in compliance in all material respects with all applicable building, fire, zoning and other applicable laws, ordinances and regulations and with all deed restrictions of record, no notice of any violation or alleged violation thereof has been received, and to the knowledge of Cumberland or Community there are no proposed changes therein that would affect the Cumberland Realty, the Cumberland Leased Real Properties or their uses.

                  (d) Except as set forth in the Cumberland Disclosure Memorandum, no rent has been paid in advance and no security deposit has been paid by, nor is any brokerage commission payable by or to, Cumberland with respect to any Lease pursuant to which it is lessor or lessee.

                  (e) Cumberland or Community is not aware of any proposed or pending change in the zoning of, or of any proposed or pending condemnation proceeding with respect to, any of the Cumberland Realty or the Cumberland Leased Real Properties which may adversely affect the Cumberland Realty or the Cumberland Leased Real Properties or the current or currently contemplated use thereof.

                  (f) The buildings and structures owned, leased or used by Cumberland are, taken as a whole, in good operating order (except for ordinary wear and tear), usable in the ordinary course of business, and are sufficient and adequate to carry on the business and affairs of Cumberland.

         4.5      EMPLOYEES AND BENEFITS.

                  4.5.1 DIRECTORS OR OFFICERS OF OTHER CORPORATIONS. (a) Except as set forth in the Cumberland Disclosure Memorandum, Cumberland does not provide and is not obligated to provide, directly or indirectly, any benefits for directors, consultants, or other non-employee services providers, including, without limitation, any pension, profit sharing, stock option, retirement bonus, hospitalization, medical, insurance, vacation or other employee benefits under any practice, agreement or understanding.

                  (b) Except as set forth in the Cumberland Disclosure Memorandum, no director, officer, or employee of Cumberland serves, or in the past five years has served, as a director or officer of any other corporation on behalf of or as a designee of Cumberland or any of its subsidiaries.

                  4.5.2 EMPLOYEE BENEFITS. (a) Except as set forth in the Cumberland Disclosure Memorandum, Cumberland does not provide and is not obligated to provide, directly or indirectly, any benefits for employees, including, without limitation, any pension, profit sharing, stock option, retirement bonus, hospitalization, medical, insurance, vacation or other employee benefits under any practice, agreement or understanding.

                  (b) The Cumberland Disclosure Memorandum lists separately any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") sponsored by Cumberland (collectively, "ERISA Plans"). True, correct and complete copies of all ERISA Plans and, to the extent applicable, all related trust agreements, insurance contracts, summary plan descriptions, Internal Revenue Service determination letters and filings, the past three years of actuarial reports and valuations, annual reports and Form 5500 filings (including attachments), and any other related documents requested by Heritage or Liberty or their counsel have been, or prior to the Closing Date will be, made available to Heritage and/or Liberty.

                  (c) Cumberland is not currently and has never been in the past required to contribute to a multiemployer plan as defined in Section 3(37)(A) of ERISA. Cumberland does not maintain or contribute to, nor within the past six years has it maintained or contributed to, an employee pension benefit plan as defined in Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

                  (d) Each ERISA Plan has been operated and administered in all material respects in accordance with, and has been amended to comply with (unless such amendment is not yet required), all applicable laws, rules and regulations, including, without limitation, ERISA, the Internal Revenue Code of 1986, as amended ("Code"), and the regulations issued under ERISA and the Code. With respect to each ERISA Plan, other than routine claims for benefits submitted in the ordinary course of the benefits process, no litigation or administrative or other proceeding is pending or, to the knowledge of Cumberland or Community, threatened involving such ERISA Plan or any of its fiduciaries. With respect to each ERISA Plan, neither Cumberland nor any of its directors, officers, employees or agents, nor to Cumberland's or Community's knowledge, any "party in interest" or "disqualified person" (as such terms are defined in Section 3(14) of ERISA and Section 4975 of the Code) has been engaged in or been a party to any transaction relating to the ERISA Plan which would constitute a breach of fiduciary duty under ERISA or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code), unless such transaction is specifically permitted under Sections 407 or 408 of ERISA, Section 4975 of the Code or a class or administrative exemption issued by the Department of Labor. Each ERISA Plan that is a group health plan within the meaning of Section 607(l) of ERISA and Section 4980B of the Code is in material compliance with the continuation coverage requirements of Section 601 of ERISA and Section 4980B of the Code. Each ERISA Plan that is a group health plan within the meaning of Section 733 of ERISA is in material compliance with the group health plan requirements of Part 7 of Subtitle B, Title I of ERISA.

                  (e) Of the ERISA Plans, the "employee pension benefit plans" within the meaning of Section 3(2) of ERISA (collectively, the "Employee Pension Benefit Plans") are separately identified on the Cumberland Disclosure Memorandum. Each Employee Pension Benefit Plan is the subject of a determination letter issued by the Internal Revenue Service to the effect that such plan qualifies under Section 401(a) of the Code and that the related trust is exempt from taxation under Section 501(a) of the Code and such determination letter remains in effect and has not been revoked. Each Employee Pension Benefit Plans currently complies in form with the requirements of Section 401(a) of the Code, other than changes required by statutes, regulations and rulings for which amendments are not yet required. With respect to each Employee Pension Benefit Plan, except as set forth on the Cumberland Disclosure Memorandum: (i) such Employee Pension Benefit Plan constitutes a qualified plan within the meaning of
Section 401(a) of the Code and the trust is exempt from federal income tax under
Section 501(a) of the Code; (ii) all contributions required by such plan have been made or will be made on a timely basis; and (iii) no termination, partial termination or discontinuance of contributions has occurred without a determination by the IRS that such action does not affect the tax-qualified status of such plan.

                  (f) As of the Closing Date, with respect to each ERISA Plan, Cumberland will have provided adequate reserves, or insurance or qualified trust funds, to provide for all payments and contributions required, or reasonably expected to be required, to be made under the provisions of such ERISA Plan or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Closing Date to the extent reserves are required under generally accepted accounting principles, based on an actuarial valuation satisfactory to the actuaries of Cumberland representing a projection of claims expected to be incurred under such ERISA Plan.

                  (g) Except as disclosed on the Cumberland Disclosure Memorandum, Cumberland does not provide and has no obligation to provide benefits, including, without limitation, death, health or medical benefits (whether or not insured) with respect to current or former employees of Cumberland beyond their retirement or other termination of service with

Cumberland other than (i) coverage mandated by applicable Law, (ii) benefits under the Employee Pension Benefit Plans, or (iii) benefits the full cost of which is borne by the current or former employee or his beneficiary.

                  (h) Except as described in the Cumberland Disclosure Memorandum, neither this Agreement nor any transaction contemplated hereby will
(i) entitle any current or former employee, officer or director of Cumberland to severance pay, unemployment compensation or any similar or other payment, or
(ii) accelerate the time of payment or vesting of, or increase the amount of compensation or benefits due any such employee, officer or director.

                  4.5.3 LABOR-RELATED MATTERS. Except as described in the Cumberland Disclosure Memorandum, Cumberland is not, and has not been, a party to any collective bargaining agreement or agreement of any kind with any union or labor organization or to any agreement with any of its employees which is not terminable at will or upon ninety (90) days notice at the election of, and without cost or penalty to, Cumberland. Cumberland has not received at any time in the past five (5) years, any demand for recognition from any union, and no attempt has been made, or will have been made as of the Closing Date, to organize any of its employees. Cumberland has complied in all material respects with all obligations under the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, and all other federal, state and local labor laws and regulations applicable to employees. There are no unfair labor practice charges pending or threatened against Cumberland, and there are, and in the past three (3) years there have been, no charges, complaints, claims or proceedings, no slowdowns or strikes pending or threatened against, or involving, as the case may be, Cumberland with respect to any alleged violation of any legal duty (including but not limited to any wage and hour claims, employment discrimination claims or claims arising out of any employment relationship) by Cumberland as to any of its employees or as to any person seeking employment therefrom, and no such violations exist.

                  4.5.4 RELATED PARTY TRANSACTIONS. Except for (a) deposits, all of which are on terms and conditions identical to those made available to all customers of Cumberland at the time such deposits were entered into, and (b) transactions specifically described in the Cumberland Disclosure Memorandum, there are no contracts with or loans or commitments to present or former 5% or greater shareholders, directors, officers, or employees of Cumberland or Community (other than contracts or commitments relating to services to be performed by any officer, director or employee as a currently-employed employee of Cumberland and described in the Cumberland Disclosure Memorandum).

         4.6      OTHER MATTERS.

                  4.6.1 REGULATORY REPORTS. Cumberland will make available to Heritage and/or Liberty for review and inspection all applications, reports or other documents filed by it for each of its past three full fiscal years with any regulatory or governmental agencies. All of such applications, reports and other documents have been prepared in accordance with applicable rules and regulations of the regulatory agencies with which they were filed.

                  4.6.2 APPROVALS, CONSENTS AND FILINGS. Except for the approval of the Department of Banking and Finance of the State of Georgia (the "Department of Banking") and the FDIC, or as set forth in the Cumberland Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Cumberland, or any of Cumberland's assets.

                  4.6.3 DEFAULT. (a) Except for those consents described in or set forth pursuant to Section 4.6.2 above, neither the execution of this Agreement nor consummation of the transactions contemplated herein (i) constitutes a breach of or default under any contract or commitment to which Cumberland is a party or by which Cumberland or its properties, securities, or assets are bound, (ii) does or will result in the creation or imposition of any security interest, lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon any assets of Cumberland or upon the Cumberland Stock, or (iii) constitutes an event permitting termination of any agreement or the acceleration of any indebtedness of Cumberland.

                  (b) Cumberland is not in default under its articles of association or bylaws or under any term or provision of any security deed, mortgage, indenture or security agreement or of any other contract or instrument to which Cumberland is a party or by which it or any of its property is bound.

                  4.6.4 REPRESENTATIONS AND WARRANTIES. No representation or warranty contained in this Article IV or in any written statement delivered by or at the direction of Cumberland or Community pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue statement, nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any statement not misleading. Copies of all documents that have been or will be furnished to Heritage or Liberty in connection with this Agreement or pursuant hereto are or shall be true, correct and complete.

                  4.6.5 INTERCOMPANY ACCOUNTS. Except has described in the Cumberland Disclosure Memorandum, Cumberland has no intercompany accounts to which it owes (or is owed) money, goods, or services to (or from) Community or any of its affiliates.

                                   ARTICLE V

                CONDUCT OF BUSINESS OF CUMBERLAND PENDING CLOSING

         Except as expressly provided otherwise herein, Cumberland and Community covenant and agree that, without the prior written consent of Heritage between the date hereof and the Closing Date:

         5.1 CONDUCT OF BUSINESS. Cumberland will conduct its business only in the ordinary course, without the creation of any indebtedness for borrowed money (other than deposit and similar accounts and customary credit arrangements between banks in the ordinary course of business).

         5.2 MAINTENANCE OF PROPERTIES. Cumberland will maintain its properties and assets in good operating condition, ordinary wear and tear excepted, and will not write-off or write-down the value of any of its assets other than in accordance with amortization or depreciation schedules established in accordance with past practices and generally accepted accounting principles.

         5.3 INSURANCE. Cumberland will maintain and keep in full force and effect all of the insurance referred to in Section 4.3.4 hereof or other insurance equivalent thereto in all material respects.

         5.4 CAPITAL STRUCTURE. No change will be made in the authorized or issued capital stock or other securities of Cumberland, and Cumberland will not issue or grant any right or option to purchase or otherwise acquire any of the capital stock or other securities of Cumberland.

         5.5 DIVIDENDS. No dividend, distribution or payment will be declared or made in respect to the Cumberland Stock and Cumberland will not, directly or indirectly, redeem, purchase or otherwise acquire any of its capital stock.

         5.6 AMENDMENT OF ARTICLES; CORPORATE EXISTENCE. Cumberland will not amend its articles of association or bylaws, and Cumberland will maintain its corporate existence and powers.

         5.7 NO ACQUISITIONS. Cumberland shall not, without the express written consent of Heritage, acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other entity or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to it.

         5.8 NO DISPOSITIONS. Cumberland will not sell, mortgage, lease, buy or otherwise acquire, transfer or dispose of any real property or interest therein (except for sales in the ordinary course of business) and Cumberland will not, except in the ordinary course of business, sell or transfer, mortgage, pledge or subject to any lien, charge or other encumbrance any other tangible or intangible asset.

         5.9 BANKING ARRANGEMENTS. No change will be made in the banking and safe deposit arrangements referred to in Section 4.2.8 hereof (except as required by Section 7.8 in connection with intercompany accounts) and no new or existing deposit product or arrangement (including without limitation any new or existing certificate of deposit) will be offered, renewed, changed, or amended by Cumberland which will result in the payment of interest thereon at an annual percentage yield in excess of 250 basis points (or 2.50%).

         5.10 CONTRACTS. Except for renewals of existing contracts in effect as of the date hereof, or entering into a contract for the purpose of substituting a vendor under any such existing contract, Cumberland will not enter into any contract of the kind described in Section 4.4.1 hereof.

         5.11 BOOKS AND RECORDS. The books and records of Cumberland will be maintained in the usual, regular and ordinary course.

         5.12 ADVICE OF CHANGES AND LITIGATION. Cumberland shall promptly advise Heritage orally and in writing of any litigation or settlement matter covered by Section 5.15 or any change or event having, or which Cumberland or Community believes could have, a material adverse effect on the assets, liabilities, business, operations or financial condition of Cumberland.

         5.13 REPORTS. Cumberland shall file all reports required to be filed with any regulatory or governmental agencies between the date of this Agreement and the Closing Date and shall deliver to Heritage copies of all such reports promptly after the same are filed.

         5.14 EMPLOYEE PAYMENTS AND ARRANGEMENTS. Cumberland (a) shall not grant or commit to grant any severance or termination pay to any of its directors, officers or other employees, or adopt any new severance plan, (b) shall not grant or commit to grant any new or additional employee benefit or increase in compensation for services to any of its directors, officers or other employees, (c) except for the termination of the employment agreement of Gary D. Willis, shall not enter into, amend, or terminate any employee agreement or compensation arrangement involving any of its directors, officers or other employees, or (d) shall not create or offer to create any new employment position, and (e) shall preserve its officer-level management team, with the exception of Gary D. Willis, including without limitation their responsibilities, functions, job descriptions, titles, and officer status.

         5.15 SETTLEMENT OF CLAIMS. Cumberland shall not commence any litigation or settle any litigation involving any liability or asset of Cumberland for money damages or restrictions upon the operations of Cumberland.

         5.16 LENDING LIMIT. Cumberland shall not enter into, modify, or amend any new or existing loan arrangement or relationship with any person under which Cumberland or its affiliates are or may be required to extend or fund new or additional credit in the amount of $75,000 or more.

                                   ARTICLE VI

             REPRESENTATIONS AND WARRANTIES OF HERITAGE AND LIBERTY

         As an inducement to Cumberland and Community to enter into this Agreement and to consummate the transactions contemplated hereby, Liberty and Heritage represents, warrants, covenants and agrees as follows:

         6.1 CORPORATE STATUS. Heritage is a bank chartered under the laws of Georgia and duly organized, validly existing and in good standing under the laws of the State of Georgia. Heritage is entitled to own or lease its properties and to carry on its business in the places where such properties are now owned, leased or operated and such business is now conducted.

         6.2 AUTHORITY. Subject to the approval of various state and federal regulators, the execution, delivery and performance of this Agreement and the other transactions contemplated or required in connection herewith will not, with or without the giving of notice or the passage of time, or both, (a) violate any provision of federal or state law applicable to Liberty or Heritage, the violation of which could be reasonably expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Heritage; (b) violate any provision of the articles of incorporation or bylaws of Liberty or Heritage; (c) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement, or commitment to which Liberty or Heritage is a party, which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Heritage; or (d) constitute a violation of any order, judgment or decree to which Liberty or Heritage is a party, or by which Heritage or any of its assets or properties are bound. This Agreement constitutes a valid and binding obligation of Liberty and Heritage, and is enforceable in accordance with its terms, except as limited by laws affecting creditors' rights generally and by the discretion of courts to compel specific performance.

         6.3 ABILITY TO OBTAIN CONSENTS. Liberty and Heritage have no reason to believe that Heritage will be unable to secure any necessary regulatory consents which it is required or obligated to obtain pursuant to applicable law or otherwise in connection with the transactions contemplated by this Agreement.

         6.4 LITIGATION AND PROCEEDINGS. There are no actions, decrees, suits, counterclaims, claims, proceedings or governmental actions or investigations, pending or, to the knowledge of Liberty or Heritage, threatened against, by or affecting Heritage, any officer, director, employee or agent in such person's capacity as an officer, director, employee or agent of Heritage or relating to the business or affairs of Heritage, in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered against or with respect thereto by any agency, arbitrator, court, commission or other authority, nor does Heritage have any unasserted contingent liabilities, which may have a material adverse effect on its assets or on the operation of its businesses or which might prevent or impede the consummation of the transactions contemplated by this Agreement.

         6.5 REPRESENTATIONS AND WARRANTIES. No representation or warranty contained in this Article VI or in any written statement delivered by or at the direction of Liberty or Heritage pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue statement, nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any statement not misleading. Copies of all documents that have been or will be furnished to Cumberland or Community in connection with this Agreement or pursuant hereto are or shall be true, correct and complete.

                                  ARTICLE VII

                CONDITIONS TO OBLIGATIONS OF LIBERTY AND HERITAGE

         All of the obligations of Liberty and Heritage under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by Liberty and Heritage in writing:

         7.1 VERACITY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Cumberland and Community contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of such time, except as a result of changes or events expressly permitted or contemplated herein.

         7.2 PERFORMANCE OF AGREEMENTS. Cumberland and Community shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

         7.3 CERTIFICATES, RESOLUTIONS, OPINION. Cumberland and Community shall have delivered to Liberty and Heritage:


         (a) certificates executed by the President, Chief Financial Officer and Secretary of Cumberland and the Chief Executive Officer and Secretary of Community, dated as of the Closing Date, and certifying in such detail as Liberty and Heritage may reasonably request to the fulfillment of the conditions specified in Sections 7.1 and 7.2 hereof;

         (b) duly adopted resolutions of the Board of Directors and shareholders of Cumberland and Community certified by the Secretaries thereof, dated the Closing Date, (i) authorizing and approving the execution of this Agreement and the Merger Agreement and the consummation of the transactions contemplated herein and therein in accordance with their respective terms and
(ii) authorizing all other necessary and proper corporate action to enable Cumberland and Community to comply with the terms hereof and thereof;

         (c) a certificate of the valid existence of Cumberland under the laws of the United States of America, executed by the OCC, and dated not more than five (5) business days prior to the Closing Date;

         (d) certificates from the appropriate public officials of the State of Georgia, dated not more than five (5) business days prior to the Closing Date, certifying that Cumberland and Community has filed all corporate tax returns required by the laws of such state and has paid all taxes shown thereon to be due; and

         (e) an opinion of Sutherland Asbill & Brennen, LLP counsel for Cumberland and Community, dated the Closing Date, in the form attached hereto as Exhibit C.

         7.4 SHAREHOLDER APPROVAL. The Agreement and Merger Agreement shall have been approved by (a) the vote of the holders a majority of the issued and outstanding shares of common stock of Community, and (b) Community, as the sole shareholder of Cumberland.

         7.5 REGULATORY APPROVALS. Liberty and Heritage shall have received from any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement, including, but not limited to the Department of Banking and the FDIC, such consents, authorizations and approvals as are necessary for the consummation hereof and thereof without conditions on Liberty or Heritage which impose on Heritage or Liberty ongoing obligations other than those conditions which are customary in merger approvals by the Department of Banking and the FDIC or would, in the opinion of the Boards of Directors of Liberty and Heritage, have individually or in the aggregate a material adverse effect on the business, operations, or assets of Heritage or Liberty and all applicable waiting or similar periods required by law shall have expired.

         7.6 CERTIFICATE OF MERGER. The Secretary of State of the State of Georgia shall have issued a certificate of merger with regard to the Merger in accordance with the provisions of the Financial Institutions Code of Georgia.

         7.7 TERMINATION OF EMPLOYMENT AGREEMENT. On or before the Closing Date, Cumberland shall (and Community shall cause Cumberland to) terminate any and all existing employment agreements or arrangements with Gary D. Willis, and Community shall indemnify, defend and hold harmless Heritage and Liberty for, from and against all claims, losses, liabilities, costs and expenses (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors), directly or indirectly relating to, resulting from or arising out of the termination of Mr. Willis' employment agreements or arrangements with Cumberland. The indemnification provided in this Section 7.8 shall survive the Closing and the consummation of the Merger.

         7.8 SETTLEMENT OF INTERCOMPANY ACCOUNTS. Prior to the Closing Date, Cumberland shall settle, to their full satisfaction, any and all intercompany accounts described in the Cumberland Disclosure Memorandum.


                                  ARTICLE VIII

              CONDITIONS TO OBLIGATIONS OF CUMBERLAND AND COMMUNITY

         All of the obligations of Cumberland and Community under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived Cumberland or Community in writing:

         8.1 VERACITY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Liberty and Heritage contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of such time, except as a result of changes or events expressly permitted or contemplated herein.

         8.2 PERFORMANCE OF AGREEMENTS. Liberty and Heritage shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

         8.3 CERTIFICATES, RESOLUTIONS, OPINION. Liberty and Heritage shall have delivered to Cumberland:

         (a) a certificate executed by the President and Secretary of Heritage and the Chief Executive Officer and Secretary of Liberty, dated the Closing Date, certifying in such detail as Cumberland may reasonably request to the fulfillment of the conditions specified in Sections 8.1 and 8.2 hereof;

         (b) duly adopted resolutions of the board of directors of Liberty and Heritage, certified by the Secretaries thereof, dated the Closing Date, (i) authorizing and approving the execution of this Agreement and the Merger Agreement on behalf of Liberty and Heritage, and the consummation of the transactions contemplated herein and therein in accordance with their respective terms, and (ii) authorizing all other necessary and proper corporate actions to enable Liberty and Heritage to comply with the terms hereof and thereof; and

         (c) an opinion of Powell, Goldstein, Frazer & Murphy, LLP, counsel for Liberty and Heritage, dated the Closing Date, in the form attached hereto as Exhibit D.

         8.4 SHAREHOLDER APPROVAL. The Agreement and Merger Agreement shall have been approved by (a) the vote of the holders a majority of the issued and outstanding shares of common stock of Community, and (b) Liberty, as the sole shareholder of Heritage.

         8.5 REGULATORY APPROVALS. Any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement, including, but not limited to the Department of Banking and the FDIC shall have granted such consents, authorizations and approvals as are necessary for the consummation hereof and thereof and all applicable waiting or similar periods required by law shall have expired.

         8.6 CERTIFICATE OF MERGER. The Secretary of State of the State of Georgia shall have issued a certificate of merger with regard to the Merger in accordance with the provisions of the Financial Institutions Code of Georgia.

                                   ARTICLE IX

                            WARRANTIES, NOTICES, ETC.

         9.1 WARRANTIES. All statements contained in any certificate or other instrument delivered by or on behalf of a party pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties hereunder by such party.

         9.2 SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants, and agreements made by either party hereto in or pursuant to this Agreement or in any instrument, exhibit, or certificate delivered pursuant hereto shall be deemed to have been material and to have been relied upon by the party to which made, and such representations, warranties, covenants, and agreements shall survive the Closing and consummation of the Merger, unless expressly stated otherwise herein, for a period of twenty-four (24) months after the Closing Date.

         9.3 NOTICES. All notices or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set out below. Any such notice or communication shall be deemed to have been duly given immediately (if given or made in person or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this Section 9.3 on the date of such facsimile), or five days after mailing (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered to the delivery service and duly addressed, or that receipt of a facsimile was confirmed by the recipient as provided above. The party may change the address to which notices or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

        (a)     To Cumberland
                and Community:      Community National Bancorporation
                                    561 East Washington Avenue
                                    P.O. Box 2619
                                    Ashburn, Georgia 31714-2619
                                    Attention: Theron G. Reed,
                                      President and Chief Executive Officer
                                    Facsimile: (229) 567-9686

                 With copies to:    Sutherland Asbill & Brennan LLP
                                    999 Peachtree Street, N.E.
                                    Atlanta, Georgia 30309
                                    Attention: B. Knox Dobbins, Esquire
                                    Facsimile: (404) 853-8806

        (b)      To Heritage
                 and Liberty:       300 S. Main Street
                                    Hinesville, Georgia 31313
                                    Attention: James M. Floyd, Jr.
                                      President and Chief Executive Officer
                                    Facsimile: (912) 369-9397

                 With copies to:    Powell, Goldstein, Frazer & Murphy LLP
                                    191 Peachtree Street, N.E.
                                    Suite 1600
                                    Atlanta, Georgia  30303
                                    Attention:  Walter G. Moeling, IV
                                    Facsimile:  (404) 572-6999

         9.4 ENTIRE AGREEMENT. This Agreement and the Merger Agreement supersede all prior discussions and agreements between the parties with respect to the Merger and the other matters contained herein and therein, and this Agreement and the Merger Agreement contain the sole and entire agreement between the parties with respect to the transactions contemplated herein and therein.

         9.5 WAIVER; AMENDMENT. Prior to or on the Closing Date, Liberty and/or Heritage shall have the right to waive any default in the performance of any term of this Agreement by Cumberland and/or Community, to waive or extend the time for the fulfillment by Cumberland and/or Community of any or all of their/its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Liberty and Heritage under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. Prior to or on the Closing Date, Cumberland and/or Community shall have the right to waive any default in the performance of any term of this Agreement by Liberty and/or Heritage, to waive or extend the time for the fulfillment by Liberty and/or Heritage of any or all of their/its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Cumberland and Community under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. No waiver of any condition nor breach of any term contained in this Agreement or the Merger Agreement in one or more instances shall be deemed to be construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or breach of any other term of this Agreement or the Merger Agreement, nor shall the failure of any party at any time or times to require performance of any provision of this Agreement or the Merger Agreement affect the right of such party at a later time to enforce the same or any other provision of this Agreement or the Merger Agreement or to seek any remedy as may be available to such party, in law or equity, as to the matter or matters waived, including without limitation any claim for indemnification. This Agreement may be amended by a subsequent writing signed by the parties hereto, provided, however, that the provisions of Sections 7.5 and 8.5 requiring regulatory approval shall not be amended by the parties hereto without regulatory approval.

                                   ARTICLE X

                                   TERMINATION

         10.1 TERMINATION. This Agreement may be terminated at any time prior to or on the Closing Date upon written notice as follows:

                  10.1.1 MATERIAL ADVERSE CHANGE. By Liberty and/or Heritage, if, after the date hereof, a material adverse change in the financial condition or business of

Cumberland shall have occurred which change would reasonably be expected to have individual or in the aggregate a material adverse affect on the business, operations, or assets of Cumberland.

                  10.1.2 NONCOMPLIANCE OR BREACH. (a) By any party (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by any unaffiliated party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach and which breach is reasonably likely, in the opinion of the non-breaching party, to have, individually or in the aggregate, a material adverse effect on the breaching party. (b) By any party (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach or noncompliance by any unaffiliated party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach or noncompliance.

                  10.1.3 FAILURE TO DISCLOSE. By Liberty and/or Heritage, if it learns of any fact or condition not disclosed in this Agreement, the Cumberland Disclosure Memorandum, or the Cumberland Financial Statements, which was required to be disclosed by Cumberland pursuant to the provisions of this Agreement at or prior to the date of execution hereof with respect to the business, properties, assets or earnings of Cumberland which materially and adversely affects such business, properties, assets or earnings or the ownership, value or continuance thereof.

                  10.1.4 ADVERSE PROCEEDINGS; FAILURE TO OBTAIN REGULATORY CONSENTS. (a) By any party, if any action, suit or proceeding shall have been instituted or threatened against an unaffiliated party to this Agreement to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated herein, which, in the good faith opinion of the terminating party makes consummation of the transactions herein contemplated inadvisable. (b) By any party (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event
(i) any consent of any regulatory authority required for consummation of the transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal.

                  10.1.5 TERMINATION DATE. By any party, if the Closing Date shall not have occurred on or before November 15, 2003.

                  10.1.6 SHAREHOLDERS VOTE. By either party, if the Merger Agreement is not approved by the shareholders of Community.

                  10.1.7 ENVIRONMENTAL LIABILITY OF CUMBERLAND. By Liberty and/or Heritage, if it learns of any potential liability of Cumberland arising from noncompliance with any federal, state or local environmental law by Cumberland, or any potential liability of Cumberland arising from any environmental condition of the properties or assets of Cumberland, including any properties or assets in which Cumberland holds a security interest.

                  10.1.8 MUTUAL CONSENT. By a party upon the written consent of all other parties to this Agreement.

         10.2 TERMINATION LIABILITY. In the event of the termination and abandonment of this Agreement by Liberty or Heritage for any uncured, willful and material breach, as permitted under Section 10.1.2, or for the failure to obtain shareholder approval as permitted under Section 10.1.6, Cumberland and/or Community shall pay Heritage a sum of $250,000. In the event of the termination and abandonment of this Agreement by Cumberland or Community for any uncured, willful and material breach, as permitted under Section 10.1.2, Heritage and/or Liberty shall pay Cumberland a sum of $250,000. The foregoing termination payment shall not relieve a breaching party from liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination, nor shall it preclude any party from pursuing any remedy as may be available to such party in equity to enforce performance of the provisions of this Agreement. The termination payment referenced herein shall not be deemed to be a penalty but represents the good faith estimate of the parties associated with the direct and indirect costs, expenses expected to be incurred by a terminating party.


                                   ARTICLE XI

                          COUNTERPARTS, HEADINGS, ETC.

         This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement. A pronoun in one gender includes and applies to the other genders as well.

                                  ARTICLE XII

                                 BINDING EFFECT

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by a party without the prior written consent of all non-affiliate parties.

                                  ARTICLE XIII

                                  GOVERNING LAW

         The validity and effect of this Agreement and the Merger Agreement and the rights and obligations of the parties hereto and thereto shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

                                  ARTICLE XIV

                                 INDEMNIFICATION

         14.1 INDEMNIFICATION BY COMMUNITY. Community agrees to defend, indemnify and hold harmless Liberty, Heritage, and their affiliates, and shall reimburse Liberty, Heritage, and their affiliates, for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors), directly or indirectly relating to, resulting from or arising out of: (a) any debt, obligation, or liability (known, contingent, unknown or otherwise) of Cumberland based upon facts, situations, or actions arising prior to the Closing Date which have not been reserved against or disclosed in the Cumberland Financial Statements or the Cumberland Disclosure Memorandum; (b) a charge-off or charge-offs associated with any loan(s) held by Cumberland as of the Closing Date reflecting any actual loss(es) if such actual loss(es), individually or in the aggregate, exceed(s) the sum of (i) One Million Dollars ($1,000,000) and (ii) Cumberland's allowance for loan and lease loss reserve amount as of the Closing Date; and, (c) any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or other obligation by or of Cumberland or Community contained herein or in any certificate, document or instrument delivered to Liberty or Heritage pursuant hereto.

         14.2 INDEMNIFICATION BY LIBERTY. Liberty hereby agrees to defend, indemnify and hold harmless Community and its affiliates, and shall reimburse Community and its affiliates, for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors), directly or indirectly relating to, resulting from or arising out of: (a) any debt, obligation, or liability (known, contingent, unknown or otherwise) of Cumberland based upon facts, situations, or actions arising after the Closing Date (unless based upon facts, situations, or actions of Cumberland or its affiliates following the Closing Date or otherwise subject to indemnification by Community by this Agreement); and, (b) any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or other obligation by or of Heritage or Liberty contained herein or in any certificate, document or instrument delivered to Cumberland or Community pursuant hereto.

         14.3 PROCEDURE. If any claim is made or lawsuit, proceeding or enforcement action is filed (collectively "Claims" and each a "Claim") against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within twenty (20) days after receipt of the Claim or the service of the citation or summons), provided, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. The indemnifying party shall be entitled, if it so selects, to take control of defense and investigation of such Claim, and to employ and engage attorneys of its own choice who are reasonably acceptable to the indemnified party to handle and defend the same, at the indemnifying party's cost, risk and expense. The indemnifying party shall notify the indemnified party in writing of its election to defend in good faith any such Claim as soon as it is practicable, but in no event more than fifteen (15) days after receipt of written notice thereof by the indemnifying party from the indemnified party. The indemnifying party shall have the right to settle or compromise any such Claim without the consent of the indemnified party at any time utilizing its own funds to do so, if in connection with such settlement or compromise the indemnified party is fully released by third party and is paid any indemnification amounts due hereunder. If the indemnifying party fails, or does not elect, to assume the defense of such Claim within fifteen (15) days after receipt of notice pursuant to this Section, the indemnified party will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnified party's cost and expense, the defense, compromise or settlement of such Claim on behalf of, for the account, and at the risk of the indemnifying party; provided, however, that such Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes defense of the Claim, the indemnified party will keep the indemnifying party reasonably informed of progress of any such defense, compromise of settlement. The indemnifying party shall be liable for any settlement of any Claim effected pursuant to and in accordance with this Section and or any final judgment or assessment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any damages by reason of such settlement or judgment (subject to the limitations contained herein).

         The indemnified party shall cooperate in all reasonable respects with the indemnifying party and its attorneys in any investigation, trial and defense relating to a Claim and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such claim and any appeal arising therefrom.

         14.4 SURVIVAL; EXCLUSIVE REMEDY AFTER CLOSING. The indemnification provisions of this Article XIV (a) shall survive the Closing and consummation of the Merger for a period twenty-four (24) months after the Closing Date, and (b) shall be the exclusive remedy of the parties with respect to claims under this Agreement after consummation of the Merger; provided, however that any party may pursue such remedies as may be available to such party in equity to enforce performance of the provisions of this Agreement.

         14.5 LIMITATION OF INDEMNIFICATION LIABILITY; AGGREGATE DEDUCTIBLE. Neither Community nor Liberty shall, in any event, be required to make indemnification payments under this Article XIV that in the aggregate exceeds the Aggregate Offering Price, as adjusted pursuant to this Agreement. Neither Community nor Liberty shall have any obligation to indemnify any person under this Agreement for any claim, loss, liability, cost or expense incurred or suffered by such party except to the extent that such indemnified claims, losses, liabilities, costs and expenses, taken together, exceed Thirty-Five Thousand Dollars ($35,000), and then only to the extent of such excess.


                         [signatures on following page]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized corporate officers and their respective corporate seals to be affixed hereto as of the day and year first above written.


                                        CUMBERLAND NATIONAL BANK


(CORPORATE SEAL)                        By:      /s/ Gary D. Willis
                                                 ------------------------------
                                        Name:    Gary D. Willis
                                                 ------------------------------
Attest:                                 Title:   President/CEO
                                                 ------------------------------


/s/ Carol A. Hurlock
----------------------------
Secretary/Asst. Cashier

                                        COMMUNITY NATIONAL BANCORPORATION


(CORPORATE SEAL)                        By:      /s/ Theron G. Reed
                                                 ------------------------------
                                        Name:    Theron G. Reed
                                                 ------------------------------
Attest:                                 Title:   President
                                                 ------------------------------



Secretary

                                        THE HERITAGE BANK


(CORPORATE SEAL)                        By:      /s/ James M. Floyd, Jr.
                                                ------------------------------
                                                James M. Floyd, Jr.
Attest:                                         President and Chief Executive
                                                Officer

/s/ Barbara S. Smith
----------------------------
Secretary

                                        LIBERTY SHARES, INC.


(CORPORATE SEAL)                        By:/s/ James M. Floyd, Jr.
                                           ------------------------------------
                                           James M. Floyd, Jr.
Attest:                                    President and Chief Executive Officer

/s/ Linda P. Kearns
----------------------------
Secretary

              AMENDMENT TO THE AGREEMENT AND PLAN OF REORGANIZATION

         AMENDMENT TO THE AGREEMENT AND PLAN OF REORGANIZATION (the "Amendment") made this 27th day of June, 2003 by and between CUMBERLAND NATIONAL BANK, a national banking association (hereinafter "Cumberland"), COMMUNITY NATIONAL BANCORPORATION, a Georgia corporation (hereinafter "Community"), THE HERITAGE BANK, a Georgia banking corporation (hereinafter "Heritage"), and LIBERTY SHARES, INC., a Georgia corporation (hereinafter "Liberty") dated May 30, 2003.

         WHEREAS, in Section 2.1(b) of the Agreement and Plan of Reorganization dated May 30, 2003 by and between the parties thereto (the "Agreement"), such parties anticipated that the manner of effecting or carrying out the transactions contemplated by the Agreement and the Merger Agreement (as defined in Section 1 of this Amendment) may, for tax or regulatory purposes, be changed, altered, or amended in writing at any time before Closing, and Cumberland and Community agreed to fully cooperate with any reasonable request of Heritage and Liberty in furtherance of any such change, alteration or amendment; and

         WHEREAS, pursuant to such Section 2.1(b), and as described in the amended whereas clause set forth in Section 1 of this Amendment, Heritage and Liberty have proposed, for tax purposes, a change in the manner of effecting or carrying out the transactions contemplated by the Agreement and the Merger Agreement; and

         WHEREAS, pursuant to such Section 2.1(b), Cumberland and Community are cooperating fully with Heritage and Liberty to change the manner of effecting the transactions contemplated by the Agreement and the Merger Agreement as described herein; and

         WHEREAS, for the foregoing reasons, the parties desire to amend the Agreement by means of this Amendment.

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Amendment, and in further consideration of the following mutual promises, covenants, and undertakings, the parties hereby amend the Agreement as follows:

1. The whereas clause provided in the "Recitals" section of the Agreement shall be deleted in its entirety and replaced with the following:


         "WHEREAS, all upon the terms and conditions hereinafter set forth and as set forth in the Agreement and Plan of Merger, as amended and restated, attached hereto as Exhibit A and incorporated herein by reference (the "Merger Agreement"), the respective boards of directors of Cumberland, Community, Heritage and Liberty deem it advisable and in the best interests of each such entity and their respective shareholders that: (a)

         Liberty purchase from Community all of the issued and outstanding common stock, $5.00 par value per share, of Cumberland ("Cumberland Stock") in exchange for the Aggregate Offering Price (as defined below in Section 2.2), as may be adjusted in accordance with the Agreement; and (b) subsequent to, but contemporaneously with, the aforementioned stock purchase transaction, Cumberland shall, at the sole discretion of Liberty as its then sole shareholder, merge with and into Heritage (the "Merger"), with Heritage being the surviving bank;"

2. Article I of the Agreement shall be deleted in its entirety and replaced with the following:

                                   "ARTICLE I

                                    CLOSING

         The Stock Purchase (as defined in Section 2.1(a)) shall be consummated (the "Closing") at the offices of Powell, Goldstein, Frazer & Murphy LLP 191 Peachtree Street, NE, 16th Floor, Atlanta, Georgia, on the third business day following receipt of all approvals from governmental authorities having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement, and the expiration of any waiting or similar period required by applicable law (the "Closing Date"), or at such other time and place as may be mutually satisfactory to the parties hereto."

3. Section 2.1(a) of the Agreement shall be deleted in its entirety and replaced with the following:

         "2.1 AGREEMENT TO SELL AND PURCHASE CUMBERLAND'S COMMON STOCK. (a) Subject to the terms and conditions hereof, Community hereby agrees to sell to Liberty and Liberty hereby agrees to purchase from Community all of the issued and outstanding shares of Cumberland Stock (the "Stock Purchase") in exchange for the Aggregate Offering Price (as defined in Section 2.2), less any adjustment to the Aggregate Offering Price pursuant to Section 2.2, which consideration shall be paid by Liberty to Community at Closing. Subsequent to the consummation of such Stock Purchase, and subject to the conditions of this Agreement and the Merger Agreement and the sole discretion of Liberty, Cumberland shall merge with and into Heritage in accordance with and in the manner set forth in the Merger Agreement."

4. Section 2.2(a) of the Agreement shall be deleted in its entirety and replaced with the following:

         "(a)     The aggregate consideration for the Stock Purchase shall be
$3,400,000 (the "Aggregate Offering Price"), subject to adjustment as hereinafter provided. The Aggregate Offering Price shall be due and payable in immediately available funds on the Closing Date."

5. Section 4.2.13 of the Agreement shall be deleted in its entirety and replaced with the following:

         "4.2.13 PROXY MATERIALS. Neither the Community proxy materials nor other materials furnished by Community to the Community shareholders in connection with the transactions contemplated by this Agreement or the Merger Agreement, or in any amendments thereof or supplements thereto, will, at the times such documents are distributed to the Community shareholders and through the acquisition of shares of Cumberland Stock by Liberty pursuant to the Stock Purchase, contain with respect to Cumberland any untrue statement of a material fact or omit to state any information required to be stated therein or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made with respect to Cumberland, not misleading.

6. Section 7.6 of the Agreement shall be deleted in its entirety and replaced with the following:

         "7.6     [RESERVED]"

7. Section 8.6 of the Agreement shall be deleted in its entirety and replaced with the following:

         "8.6     [RESERVED]"

8. Section 10.1.6 of the Agreement shall be deleted in its entirety and replaced with the following:

         "10.1.6 SHAREHOLDERS VOTE. By either party, if the Agreement and all transactions contemplated thereby are not approved by the shareholders of Community."

9. Section 14.4 of the Agreement shall be deleted in its entirety and replaced with the following:

         "14.4 SURVIVAL; EXCLUSIVE REMEDY AFTER CLOSING. The indemnification provisions of this Article XIV (a) shall survive the Closing, consummation of the Stock Purchase and consummation of the Merger for a period twenty-four (24) months after the Closing Date, and (b) shall be the exclusive remedy of the parties with respect to claims under this Agreement after consummation of the Stock Purchase; provided, however that any party may pursue such remedies as may be available to such party in equity to enforce performance of the provisions of this Agreement."

10. Exhibit A of the Agreement is deleted in its entirety and replaced with the Agreement and Plan of Merger, as amended and restated, attached as Exhibit A to this Amendment and incorporated herein.

11. Exhibit C of the Agreement is deleted in its entirety and replaced with the form of opinion of Sutherland Asbill & Brennan LLP, counsel for Cumberland and Community, attached as Exhibit C to this Amendment and incorporated herein.

12. Exhibit D of the Agreement is deleted in its entirety and replaced with the form of opinion of Powell, Goldstein, Frazer & Murphy, LLP, attached as Exhibit D to this Amendment and incorporated herein.

13. Notwithstanding any other provision of the Agreement, the amendments made herein shall govern any actual or potential conflicts or ambiguities raised by or arising out of this Amendment.

14. Terms not otherwise defined herein shall have the same meanings as set forth in the Agreement.


                         [signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement by their authorized representatives as of the day first written above.

                                           CUMBERLAND NATIONAL BANK

(CORPORATE SEAL)                           By:      /s/ Joe S. Sheppard
                                                 -----------------------------
                                           Name:    Joe S. Sheppard
                                                 -----------------------------
Attest:                                    Title:   Chairman Board of Directors
                                                 -----------------------------

/s/ Carol A. Hurlock
-------------------------------
Secretary

                                           COMMUNITY NATIONAL
                                           BANCORPORATION

(CORPORATE SEAL)                           By:      /s/ Theron G. Reed
                                                 -----------------------------
                                           Name:    Theron G. Reed
                                                 -----------------------------
Attest:                                    Title:   President & CEO
                                                 -----------------------------

/s/ T. Brinson Brock, Sr.
-------------------------------
Secretary

                                           THE HERITAGE BANK


(CORPORATE SEAL)                           By:/s/ James M. Floyd, Jr.
                                              --------------------------------
                                               James M. Floyd, Jr.
Attest:                                        President and Chief Executive
                                               Officer

/s/ Barbara S. Smith
-------------------------------
Secretary

                                           LIBERTY SHARES, INC.


(CORPORATE SEAL)                           By:/s/ James M. Floyd, Jr.
                                              ---------------------------------
                                               James M. Floyd, Jr.
Attest:                                        President and Chief Executive
                                               Officer

/s/ Linda P. Kearns
-------------------------------
Secretary

                                    EXHIBIT A

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of this ___ day of ______, 2003, by and between The Heritage Bank, Liberty County, a Georgia bank ("Heritage"), and Cumberland National Bank, Camden County, a national banking association ("Cumberland") (hereinafter collectively referred to as the "Constituent Banks").

                                R E C I T A L S:

         WHEREAS, the issued and outstanding shares of capital stock of Cumberland, $5.00 par value per share, consists of 400,000 shares (the "Cumberland Stock"); and

         WHEREAS, the respective Boards of Directors of the Constituent Banks, the Board of Directors of Community National Bancorporation ("Community"), the sole shareholder of Cumberland, and the Board of Directors of Liberty Shares, Inc ("Liberty"), the sole shareholder of Heritage, deem it advisable and in the best interests of each of the Constituent Banks and their respective shareholders that Cumberland merge with Heritage, with Heritage being the surviving bank, contemporaneously with but subsequent to the completion of Liberty's purchase of the Cumberland Stock from Community pursuant to the Agreement and Plan of Reorganization, of even date herewith, by and between Cumberland, Community, Heritage and Liberty (the "Acquisition Agreement"); and

         WHEREAS, the respective Boards of Directors of the Constituent Banks, by resolutions duly adopted, have unanimously approved and adopted this Agreement and directed that it be submitted to the sole shareholder of Cumberland, the shareholders of Community, and the sole shareholder of Heritage for their approval.

         NOW, THEREFORE, for and in consideration of the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which as legally sufficient consideration are hereby acknowledged, the parties hereto have agreed and do hereby agree, as follows:

1.       MERGER.

         Subsequent to Community's sale of the Cumberland Stock to Liberty in accordance with the Acquisition Agreement, and pursuant to and with the effects provided in the applicable provisions of Article 2 of the Financial Institutions Code of Georgia, Chapter 1 of Title 7 of the Official Code of Georgia (the "Code"), Cumberland (hereinafter sometimes referred to as the "Merged Bank") shall be merged with and into Heritage (the "Merger"). Heritage shall be the surviving bank (the "Surviving Bank") and shall continue under the name "The Heritage Bank". On the Effective Date (as defined herein) of the Merger, the individual existence of the Merged Bank shall cease and terminate.

2.       ACTIONS TO BE TAKEN.

         The acts and things required to be done by the Code in order to make this Agreement effective, including the submission of this Agreement to the shareholders of the Constituent Banks and the filing of the articles of merger relating hereto in the manner provided in said Code, shall be attended to and done by the proper officers of the Constituent Banks with the assistance of counsel as soon as practicable.

3.       EFFECTIVE DATE.

         The Merger shall be effective upon the approval of this Agreement by the shareholders of the Merged Bank and the filing of the articles of merger relating hereto in the manner provided in the Code (the "Effective Date").

4.       ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING BANK.

         (a) The Articles of Incorporation of Heritage, as heretofore amended, as in effect on the Effective Date shall be the Articles of Incorporation of the Surviving Bank.

         (b) Until altered, amended or repealed, as therein provided, the Bylaws of Heritage as in effect on the Effective Date shall be the Bylaws of the Surviving Bank.

5.       DIRECTORS.

         Upon the Merger contemplated herein becoming effective, the directors of the Surviving Bank shall be the individuals set forth on Attachment 1 hereto. Said persons shall hold office until the next annual meeting of the shareholders of the Surviving Bank and until their successors are elected in accordance with the Bylaws of the Surviving Bank. If on the Effective Date any vacancy shall exist on the Board of Directors of the Surviving Bank, such vacancy shall be filled in the manner specified in the Bylaws of the Surviving Bank.

6. SURRENDER OF SHARES OF CUMBERLAND CAPITAL STOCK; CAPITAL STRUCTURE OF THE SURVIVING BANK.

         Upon the Effective Date, all of the shares of Cumberland Stock outstanding on the Effective Date shall be cancelled. Upon the Effective Date, each share of common stock of the Surviving Bank issued and outstanding immediately prior to the Effective Date shall remain unaffected by the Merger.

7.       TERMINATION OF SEPARATE EXISTENCE.

         Upon the Effective Date, the separate existence of the Merged Bank shall cease and the Surviving Bank shall possess all of the rights, privileges, immunities, powers and franchises, as well of a public nature as of a private nature, of each of the Constituent Banks; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Banks shall be taken and deemed to be transferred to and vested in the Surviving Bank without further act or deed, and the title to any real estate or any interest therein, vested in either of the Constituent Banks shall not revert or be in any way impaired by reason of the Merger. The Surviving Bank shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the Constituent Banks; and any claim existing or action or proceeding, civil or criminal, pending by or against either of said Constituent Banks may be prosecuted as if the Merger had not taken place, or the Surviving Bank may be substituted in its place, and any judgment rendered against either of the Constituent Banks may thenceforth be enforced against the Surviving Bank; and neither the rights of creditors nor any liens upon the property of either of the Constituent Banks shall be impaired by the Merger.

8.       FURTHER ASSIGNMENTS.

         If at any time the Surviving Bank shall consider or be advised that any further assignments or assurances in law or any other things are necessary or desirable to vest in said bank, according to the terms hereof, the title to any property or rights of the Merged Bank, the proper officers and directors of the Merged Bank shall and will execute and make all such proper assignments and assurances and do all things necessary and proper to vest title in such property or rights in the Surviving Bank, and otherwise to carry out the purposes of this Agreement.

9.       CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER.

         This Agreement is subject to, and consummation of the Merger is conditioned upon, the fulfillment as of the Effective Date of each of the following conditions:

         (a) Completion of the sale of the Cumberland Stock to Liberty in accordance with the Acquisition Agreement;

         (b) Approval of this Agreement by the affirmative vote of the holders of a two-thirds of the outstanding voting shares of Cumberland Stock, the affirmative vote of the holders of a majority of the outstanding voting shares of Community and the sole shareholder of Heritage; and

         (c) All the terms, covenants, agreements, obligations and conditions of the Acquisition Agreement to be complied with, satisfied and performed on or prior to the Closing Date (as defined therein), shall have been complied with, satisfied and performed in all material respects unless accomplishment of such covenants, agreements, obligations and conditions has been waived by the party benefited thereby.

10.      TERMINATION.

         This Agreement may be terminated and the Merger abandoned in accordance with the terms of the Acquisition Agreement at any time before or after adoption of this Agreement notwithstanding favorable action on the Merger by the shareholders of the Constituent Banks and Community, but not later than the issuance of the certificate of merger by the Secretary of State of Georgia with respect to the Merger in accordance with the provisions of the Code.

11.      COUNTERPARTS; TITLE; HEADINGS.

         This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Agreement and the headings herein set out are for the convenience of reference only and shall not be deemed a part of this Agreement.

12.      AMENDMENTS; ADDITIONAL AGREEMENTS.

         At any time before or after approval and adoption by the shareholders of the Constituent Banks and Community, this Agreement may be modified, amended or supplemented by additional agreements, articles or certificates as may be determined in the judgment of the respective Boards of Directors of the parties to the Acquisition Agreement to be necessary, desirable, or expedient to further the purposes of this Agreement, to clarify the intention of the parties, to add to or modify the covenants, terms or conditions contained herein or to effectuate or facilitate any governmental approval of the Merger or this Agreement, or otherwise to effectuate or facilitate the consummation of the transactions contemplated hereby; provided, however, that no such modification, amendment or supplement shall reduce the Aggregate Offering Price pursuant to
Section 6 hereof.

               [Remainder of this page left intentionally blank.]

         IN WITNESS WHEREOF, the Constituent Banks have each caused this Agreement to be executed on their respective behalves and their respective bank seals to be affixed hereto as of the day and year first above written.

                                         THE HERITAGE BANK
(BANK SEAL)

                                         By:
                                            -----------------------------------
                                            James M. Floyd, Jr.
                                            Chief Executive Officer
ATTEST:


-------------------------
Secretary


                                         CUMBERLAND NATIONAL BANK
(BANK SEAL)

                                         By:
                                         Name:
                                              ---------------------------------
                                         Title:
ATTEST:                                        --------------------------------


-------------------------
Secretary